UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2010

COLDWATER CREEK INC.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-21915 (Commission File Number)	82-0419266 (I.R.S. Employer Identification No.)

ONE COLDWATER CREEK DRIVE, SANDPOINT, IDAHO 83864

(Address of principal executive offices)

(208) 263-2266

(Registrant’s telephone number,
including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 5.02               Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 12, 2010, Robert B. Larson, Vice President and Chief Accounting Officer of Coldwater Creek Inc. (the “Company”), informed the Company of his resignation to return to a career opportunity in public accounting.   Mr. Larson’s resignation will be effective June 2, 2010, at which time James A. Bell, Senior Vice President and Chief Financial Officer, will become the Company’s  principal accounting officer.

Mr. Bell has been Senior Vice President and Chief Financial Officer since April, 2010.  He joined the Company as Divisional Vice President — Financial Planning and Analysis in September 2009 and was promoted to Vice President — Financial Planning in December 2009.  Prior to joining the Company, Mr. Bell served from April 2007 to June 2009 as Senior Vice President, Finance and Planning for Harry and David Holdings, Inc., where he was responsible for strategy, finance, planning and corporate development activities.  From October 2002 to April 2007, Mr. Bell was Senior Director, Finance for The Gap, Inc., where he was responsible for strategy, financial planning and accounting controls for the Outlet Division. Mr. Bell holds a B.S. in economics from the U.S. Naval Academy and an M.B.A. from the University of Maryland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 17, 2010

Coldwater Creek Inc.

/s/ James A. Bell
James A. Bell
Senior Vice President and Chief Financial Officer